UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 5, 2019

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 SOUTH VAN BUREN AVENUE BARBERTON, OHIO	44203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(330) 753-4511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
Amendment to Credit Agreement
On April 5, 2019, Babcock & Wilcox Enterprises, Inc. (the “Company,” “we” or “our”) entered into Amendment No. 16 (the “Amendment”) to the Credit Agreement, dated May 11, 2015 (as amended to date, the “Credit Agreement”), with Bank of America, N.A., as administrative agent and lender, and the other lenders party thereto.
The Amendment provides (i) $150.0 million in additional commitments from B. Riley FBR, Inc. (together with its affiliates, “B. Riley”), under Tranche A-3 of last out term loans and (ii) an incremental uncommitted facility of up to $15.0 million, to be provided by B. Riley or an assignee. The proceeds from the Tranche A-3 last out term loans will be used to pay the amounts due under the Company’s previously announced settlement agreements covering certain European Vølund loss projects and for working capital and general corporate purposes.
Pursuant to the Amendment, the Company must pay an original issue discount of 3.2% of the gross cash proceeds of all Tranche A-3 last out term loans incurred under the Credit Agreement. After giving effect to the Amendment, all outstanding last out term loans under the Credit Agreement will bear interest at a fixed rate per annum of 7.5% payable in cash and 8% payable in kind. If the Company completes the Rights Offering (as defined below) within six months of the date of the Amendment (subject to a three-month extension in certain circumstances) (the “Prepayment Period”), the interest rate on all outstanding last out term loans under the Credit Agreement will be a fixed rate per annum of 12% payable in cash. If the Company is unable to complete the Rights Offering within the Prepayment Period, the interest rate on all outstanding last out term loans under the Credit Agreement will be a fixed rate per annum of 7.5% payable in cash and 10.5% payable in kind. The Amendment also permits the Company to prepay up to $86.0 million of the Tranche A-3 last out term loans using the proceeds of the Rights Offering. In connection with the Amendment, the maturity date for all last out term loans under the Credit Agreement will be extended to December 31, 2020.
The Amendment also, among other items, (1) modifies the definition of EBITDA in the Credit Agreement to, among other things, include addbacks related to losses in connection with the Vølund projects, fees and expenses related to the Amendment and prior waivers to the Credit Agreement and fees associated with Vølund project related settlement agreements, (2) changes the requirement that we maintain a minimum liquidity amount of $40.0 million to $30.0 million as a condition to borrowing at the time of any credit extension request and on the proposed date of the credit extension (as defined in the Credit Agreement), as well as being a requirement as of the last business day of any calendar month, (3) allows for the issuance of up to $20.0 million of new letters of credit with respect to any future Vølund project, (4) changes the requirement for the specified consolidated interest coverage and senior leverage coverage ratios, (5) decreases the relief period sublimit, (6) changes or removes certain contract completion milestones that we had been required to meet in connection with one renewable energy project, (7) permits letters of credit to expire one year after the maturity of the revolving credit facility, (8) resets the loss basket for certain Vølund contracts to $10.0 million and (9) creates a new event of default for failure to terminate the existing revolving credit facility on or prior to March 15, 2020.
Certain of the lenders, as well as certain of their respective affiliates, have performed and may in the future perform for the Company and its subsidiaries, various commercial banking, investment banking, lending, underwriting, trust services, financial advisory and other financial services, for which they have received and may in the future receive customary fees and expenses. B. Riley and Vintage Capital Management LLC (“Vintage”) are each lenders with respect to the Company’s last out term loans under the Credit Agreement. Each of B. Riley and Vintage are significant stockholders of the Company, with B. Riley owning approximately 6.4% of the Company's outstanding common stock and Vintage owning approximately 14.9% of the Company’s outstanding common stock. As previously disclosed, the Company and B. Riley are party to a consulting agreement. Mr. Brian Kahn, manager of Vintage, is also a director of the Company. B. Riley, through its affiliate, and Vintage are also party to the Letter Agreement (as defined below).
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Equitization Transactions Letter Agreement
In connection with the provision of the Tranche A-3 last out term loans, the Company, B. Riley FBR, Inc. and Vintage entered into a letter agreement (the “Letter Agreement”) on April 5, 2019, pursuant to which the parties agreed to use their reasonable best efforts to effect a series of equitization transactions for a portion of the last out term loans extended under the Credit Agreement, subject to, among other things, shareholder approval. These transactions (the “Equitization Transactions”) consist of: (i) a $50.0 million rights offering (the “Rights Offering”) allowing the Company’s shareholders to subscribe for shares of the Company’s common stock at a price of $0.30 per share (the “Subscription Price”), the proceeds of which will be used to prepay a portion of the Tranche A-3 last out term loans under the Credit Agreement, (ii) the exchange of Tranche A-1 last out term loans under the Credit Agreement for shares of the Company’s common stock at a price per share equal to the Subscription Price (the “Debt Exchange”) and (iii) the issuance to B. Riley or its designees of an aggregate 16,667,667 warrants, each to purchase one share of the Company’s common stock at an exercise price of $0.01 per share (the “Warrant Issuance”). B. Riley will use its reasonable best efforts to act as a backstop for the Rights Offering, to the extent the Rights Offering is not fully subscribed, by exchanging last out term loans that it holds for any unsubscribed shares in the offering at a price per share equal to the Subscription Price (the “Backstop Commitment”). The issuance of any shares of the Company’s common stock (or other securities) in connection with the Equitization Transactions is subject to the receipt of all required shareholder approvals, and no shares of the Company’s common stock (or other securities) will be issued before such approvals have been obtained. Pursuant to the Letter Agreement, the Company has committed to seek shareholder approval of the following actions, among others, at its upcoming 2019 annual meeting of shareholders (the “Annual Meeting”): (1) an increase in the authorized number of shares of common stock to at least 500.0 million shares, (2) the Equitization Transactions, to the extent approval is required under applicable laws and listing standards, (3) a waiver of corporate opportunities with respect to directors nominated by B. Riley and Vintage to the fullest extent provided by law and (4) a 1:10 reverse stock split to occur immediately after the closing of the Equitization Transactions.
The parties to the Letter Agreement have also agreed to negotiate one or more agreements that will provide B. Riley and Vintage with certain governance rights, including (i) the right for B. Riley and Vintage to each nominate up to three individuals to serve on the Company’s board of directors (the “Board”), subject to certain continued lending and equity ownership thresholds and (ii) pre-emptive rights permitting B. Riley to participate in future issuances of the Company’s equity securities. The size of Board will remain at seven directors.
In connection with the Letter Agreement, the Company has also committed, subject to stockholder approval and in consultation with B. Riley and Vintage, to establish an equity pool of 16,666,666 shares of the Company’s common stock for issuance by the Company for long-term incentive planning, upon such terms (including any vesting period or performance targets), in such amounts and forms of awards as the Compensation Committee of the Board determines.
The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The information described under “Amendment to the Credit Agreement” set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.
The information described under “Equitization Transactions Letter Agreement” set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. We expect to register the Rights Offering pursuant to the Securities Act of 1933, as amended (the “Securities Act”), but the issuance of shares of the Company’s common stock and other securities pursuant to the Backstop Commitment, the Debt Exchange and the Warrant Issuance, if completed, will be pursuant to Section 4(a)(2) under the Securities Act.
This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy the securities, nor shall there be any offer, solicitation or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of such state or jurisdiction. No offer to buy any securities that may be offered as part of the Rights Offering can or will be accepted until a registration statement related thereto has become effective.

Item 7.01	Regulation FD Disclosure.
On April 5, 2019, the Company issued a press release concerning announcing the Amendment. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description
10.1*
Amendment No. 16, dated April 5, 2019, to Credit Agreement, dated as of May 11, 2015, among Babcock & Wilcox Enterprises, Inc., as the borrower, Bank of America, N.A., as Administrative Agent, and the other lenders party thereto

10.2	Letter Agreement, dated April 5, 2019, among Babcock & Wilcox Enterprises, Inc., B. Riley FBR, Inc. and Vintage Capital Management, LLC
99.1	Press Release dated April 5, 2019
*The Company has omitted certain information contained in this exhibit pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is not material and, if publicly disclosed, would likely cause competitive harm to the Company.

Forward-Looking Statements
The Company cautions that this release contains forward-looking statements, including, among others, statements relating to our expectations regarding committed efforts to undertake certain financing transactions. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, our ability to continue as a going concern; our ability to obtain and maintain sufficient financing to provide liquidity to meet our business objectives, surety bonds, letters of credit and similar financing; the highly competitive nature of our businesses; our receipt of required shareholder approvals; our ability to receive all necessary regulatory approvals for the contemplated financing transactions; general economic and business conditions, including changes in interest rates and currency exchange rates; general developments in the industries in which we are involved; cancellations of and adjustments to backlog and the resulting impact from using backlog as an indicator of future earnings; our ability to perform contracts on time and on budget, in accordance with the schedules and terms established by the applicable contracts with customers; failure by third-party subcontractors, partners or suppliers to perform their obligations on time and as specified; our ability to realize anticipated savings and operational benefits from our restructuring plans, and other cost-savings initiatives; our ability to successfully address remaining items and any warranty obligations within our accrued estimated costs for our Vølund & Other Renewable segment; our ability to successfully partner with third parties to win and execute contracts within the Vølund & Other Renewable segment; changes in our effective tax rate and tax positions, including any limitation on our ability to use our net operating loss carryforwards and other tax assets as a result of an "ownership change" under Section 382 of the Internal Revenue Code; our ability to maintain operational support for our information systems against service outages and data corruption, as well as protection against cyber-based network security breaches and theft of data; our ability to protect our intellectual property and renew licenses to use intellectual property of third parties; our use of the percentage-of-completion method to recognize revenue over time; our ability to successfully manage research and development projects and costs, including our efforts to successfully develop and commercialize new technologies and products; the operating risks normally incident to our lines of business, including professional liability, product liability, warranty and other claims against us; changes in, or our failure or inability to comply with, laws and government regulations; actual of anticipated changes in governmental regulation, including trade and tariff policies; difficulties we may encounter in obtaining regulatory or other necessary permits or approvals; changes in, and liabilities relating to, existing or future environmental regulatory matters; changes in actuarial assumptions and market fluctuations that affect our net pension liabilities and income; potential violations of the Foreign Corrupt Practices Act; our ability to successfully compete with current and future competitors; the loss of key personnel and the continued availability of qualified personnel; our ability to negotiate and maintain good relationships with labor unions; changes in pension and medical expenses associated with our retirement benefit programs; social, political, competitive and economic situations in foreign countries where we do business or seek new business; the possibilities of war, other armed conflicts or terrorist attacks; the willingness of customers and suppliers to continue to do business with us on reasonable terms and conditions as well as our ability to successfully consummate strategic alternatives for non-core assets, if we determine to pursue them; and our ability to maintain the listing of our common stock on the NYSE. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see the Company’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K. The Company cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.
Certain Information Regarding Participants in the Solicitation
The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the matters discussed above to be considered at the Annual Meeting. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement for the Annual Meeting when it becomes available. Investors and security holders may obtain copies of the proxy statement and any other related documents free of charge through the website maintained by the SEC at www.sec.gov or from the Company at the Investor Relations section of its website, www.babcock.com, or, alternatively, by directing a request by telephone or mail to Babcock & Wilcox Enterprises, Inc., 20 South Van Buren Avenue, Barberton, Ohio 44203, Attention: Corporate Secretary.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

April 5, 2018	By:	/s/ J. André Hall
J. André Hall
Senior Vice President, General Counsel and Corporate Secretary